Exhibit 10.62

FCSTONE MERCHANT SERVICES, LLC

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of March 4, 2004, is between FCStone Merchant Services, LLC, a Delaware limited liability company (the “Borrower”), and Harvard Private Capital Properties III, Inc., a Delaware corporation (the “Lender”).

WHEREAS, on the date hereof, the Borrower and the Lender are entering into the Credit Agreement (as defined below); and

WHEREAS, it is a condition to the willingness of the Lender to make Advances (as defined below) to the Borrower under the Credit Agreement that the parties enter into this Agreement;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1. REFERENCE TO CREDIT AGREEMENT; DEFINITIONS; ETC. Reference is made to the Credit Agreement dated as of March 4, 2004, as amended and in effect from time to time (the “Credit Agreement), between the Borrower and the Lender. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) the capitalized term “Section” refers to sections of this Agreement, (b) references to a particular Section shall include all subsections thereof, (c) the word “including” shall be construed as “including without limitation”, (d) terms defined in the UCC and not otherwise defined herein have the meanings provided under the UCC, (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and (g) references to “the date hereof’ mean the date first set forth above.

“Accounts” is defined in Section 2.1.2.

“Agreement” means this Security Agreement as from time to time amended, modified and in effect.

“Borrower” is defined in the preamble to this Agreement.

“Credit Agreement” is defined in the first sentence of this Section 1.

“Credit Security” is defined in Section 2.1.

“Intellectual Property” is defined in Section 2.3.8.

“Lender” is defined in the preamble to this Agreement.

“Pledged Indebtedness” is defined in Section 2.1.6.

“Pledged Rights” is defined in Section 2.1.5.

“Pledged Securities” means the Pledged Stock, the Pledged Rights and the Pledged Indebtedness, collectively.

“Pledged Stock” is defined in Section 2.1.4.

“Securities Act” means the federal Securities Act of 1933.

“UCC” means the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts on the date hereof; provided, however, that with respect to the perfection of the Lender’s Lien on the Credit Security and the effect of nonperfection thereof, the term “UCC” means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-301 of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts.

2. SECURITY.

2.1 Credit Security. As security for the payment and performance of the Credit Obligations, the Borrower mortgages, pledges and collaterally grants and assigns to the Lender and the holders from time to time of any Credit Obligation, and creates a security interest in favor of the Lender and such holders in, all of the Borrower’s right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 2.1.1 through 2.1.14 (subject, however, to Section 2.1.15), whether now owned or hereafter acquired, all of which shall be included in the term “Credit Security”:

2.1.1 Tangible Personal Property. All goods, machinery, equipment, inventory and all other tangible personal property of any nature whatsoever, wherever located, including raw materials, work in process, finished parts and products, supplies, spare parts, replacement parts, merchandise for resale, computers, tapes, disks and computer equipment.

2.1.2 Rights to Payment of Money. All rights to receive the payment of money, including accounts and receivables, health care insurance receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance), and rights to receive payments from any other source. All such rights, other than Financing Debt, are collectively referred to as “Accounts”.

2.1.3 Intangibles. All of the following (to the extent not included in Section 2.1.2): (a) contracts, franchises, licenses, permits, subscriptions and other agreements and all rights thereunder, (b) rights granted by others which permit the Borrower to sell or market items of personal property, (c) United States and foreign common law and statutory copyrights and rights in literary property and rights and licenses thereunder; (d) trade names, United States and foreign trademarks, service marks, internet domain names, registrations of any of the foregoing and related good will; (e) United States and foreign patents and patent applications; (f) computer software, designs, models, know-how, trade secrets, rights in proprietary information, formulas, customer lists, backlog, orders, subscriptions, royalties, catalogues, sales material, documents, good will, inventions and processes; (g) judgments, causes in action, commercial tort claims set forth from time to time on exhibit 7.3 to the Credit Agreement or any supplements thereto provided pursuant to section 6.4.1 or 6.4.2 of the Credit Agreement or otherwise and other claims, whether or not inchoate; and (h) all other general intangibles, payment intangibles and intangible property and all rights thereunder, including such items set forth from time to time on exhibit 7.3 to the Credit Agreement or any supplements thereto provided pursuant to section 6.4.1 or 6.4.2 of the Credit Agreement or otherwise.

2.1.4 Pledged Stock. (a) All shares of capital stock or other evidence of beneficial interest in any corporation, business trust or limited liability company, (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general or limited partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the “Pledged Stock”.

2.1.5 Pledged Rights. All rights to receive profits or surplus of, or other Distributions (including income, return of capital and liquidating distributions) from, any partnership, joint venture or limited liability company, including any distributions by any such Person to partners, joint venturers or members. All such rights are collectively referred to as the “Pledged Rights”.

2.1.6 Pledged Indebtedness. All Financing Debt from time to time owing to the Borrower from any Person. All such Financing Debt is collectively referred to as the “Pledged Indebtedness”.

2.1.7 Chattel Paper, Instruments, etc. All chattel paper (whether tangible or electronic), non-negotiable instruments, negotiable instruments, documents, securities and investment property.

2.1.8 Leases. All leases of personal property, whether the Borrower is the lessor or the lessee thereunder.

2.1.9 Deposit Accounts. All general or special deposit accounts, including any demand, time, savings, passbook or similar account maintained by the Borrower with any bank, trust company, savings and loan association, credit union or similar organization, and all money, cash and cash equivalents of the Borrower, whether or not deposited in any such deposit account.

2.1.10 Credit Support. All collateral granted by third parties to, or held by, the Borrower, and all letter of credit rights (whether or not the letter of credit is evidenced in writing) and other supporting obligations of the Borrower.

2.1.11 Books and Records. All books and records, including books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, disks, tapes, electronic data processing media and software used in connection with maintaining the Borrower’s books and records), all files, correspondence and all containers for the foregoing.

2.1.12 Insurance. All insurance policies which insure against any loss or damage to any other Credit Security or which are otherwise owned by the Borrower.

2.1.13 All Other Property. All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable.

2.1.14 Proceeds and Products. All proceeds, including insurance proceeds, and products of the items of Credit Security described or referred to in Sections 2.1.1 through 2.1.13 and, to the extent not included in the foregoing, all Distributions with respect to the Pledged Securities.

2.1.15 Excluded Property. Notwithstanding Sections 2.1.1 through 2.1.14, the payment and performance of the Credit Obligations shall not be secured by:

(a) any contract, license, permit or franchise that validly prohibits the creation by the Borrower of a security interest in such contract, license, permit or franchise (or in any rights or property obtained by the Borrower under such contract, license, permit or franchise); provided, however, that the provisions of this Section 2.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such contract, license, permit or franchise (or such rights or property) or to the monetary value of the good will and other general intangibles of the Borrower relating thereto;

(b) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; provided, however, that the provisions of this Section 2.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Borrower relating thereto;

(c) any rights or property to the extent that such rights or property secure purchase money financing therefor permitted by the Credit Agreement and the agreements providing such purchase money financing prohibit the creation of a further security interest therein; provided, however, that the provisions of this Section 2.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Borrower relating thereto;

(d) Margin Stock unless the applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System have been satisfied; or

(e) the items described in Section 2.2 (but only in the event and to the extent the Lender has not specified that such items be included in the Credit Security pursuant thereto).

In addition, in the event the Borrower disposes of assets to third parties in a transaction permitted by Section 6.10 of the Credit Agreement, such assets, but not the proceeds or products thereof, shall be released from the Lien of the Credit Security.

2.2 Additional Credit Security. As additional Credit Security, the Borrower covenants that it will mortgage, pledge and collaterally grant and assign to the Lender and the holders from time to time of any Credit Obligation, and will create a security interest in favor of the Lender and such holders in, all of its right, title and interest in and to (but none of its obligations with respect to) such of the following present or future items as the Lender may from time to time specify by notice to the Borrower, whether now owned or hereafter acquired, and the proceeds and products thereof, except to the extent consisting of rights or property of the types referred to in Section 2.1.15(a) through (e), subject only to Liens permitted by Section 2.3.3, all of which shall thereupon be included in the term “Credit Security”:

2.2.1 Real Property. All real property and immovable property and fixtures, leasehold interests and easements wherever located, together with all estates and interests of the Borrower therein, including lands, buildings, stores, manufacturing facilities and other structures erected on such property, fixed plant, fixed equipment and all permits, rights, licenses, benefits and other interests of any kind or nature whatsoever in respect of such real and immovable property.

2.2.2 Motor Vehicles and Aircraft. All motor vehicles and aircraft.

2.3 Certain Covenants with Respect to Credit Security. The Borrower covenants that:

2.3.1 Pledged Stock. All shares of capital stock, limited partnership interests, membership interests and similar securities included in the Pledged Stock shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. The Borrower will deliver to the Lender certificates representing any Pledged Stock held by the Borrower, accompanied by a stock transfer power executed in blank and, if the Lender so requests, with the signature guaranteed, all in form and manner reasonably satisfactory to the Lender. Pledged Stock that is not evidenced by a certificate held by the Borrower will be described in appropriate control statements and UCC financing statements provided to the Lender, all in form and substance reasonably satisfactory to the Lender. In the event the Pledged Stock includes uncertificated equity interests in a limited liability company, limited partnership, general partnership or other entity, except with the prior written consent of the Lender, which consent may not be unreasonably withheld, the Borrower shall take all action within its power to prevent such limited liability company, limited partnership, general partnership or other entity from (a) opting to have such uncertificated equity interests treated as “securities” for purposes of Article 8 of the UCC or (b) issuing certificates for such uncertificated equity interests. Upon the occurrence and during the continuance of an Event of Default, the Lender may transfer into its name or the name of its nominee any Pledged Stock. In the event the Pledged Stock includes any Margin Stock, the Borrower will furnish to the Lender Federal Reserve Form U-1 and take such other action as the Lender may reasonably request to ensure compliance with applicable laws.

2.3.2 Accounts and Pledged Indebtedness. The Borrower will, immediately upon the receipt thereof, deliver to the Lender any promissory note or similar instrument representing any Account or Pledged Indebtedness, after having endorsed such promissory note or instrument in blank.

2.3.3 No Liens or Restrictions on Transfer or Change of Control. All Credit Security shall be free and clear of any Liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, except for Liens permitted by section 6.7 of the Credit Agreement or by this Section 2.3.3. Without limiting the generality of the foregoing, the Borrower will use commercially reasonable efforts to exclude from agreements, instruments, deeds or leases to which it becomes a party after the date hereof provisions that would prevent the Borrower from creating a security interest in such agreement, instrument, deed or lease or any rights or property acquired thereunder as contemplated hereby. None of the Pledged Stock shall be subject to any option to purchase or similar rights of any Person. Except with the written consent of the Lender, which consent will not be unreasonably withheld, the Borrower will use commercially reasonable efforts to exclude from any agreement, instrument, deed or lease provisions that would restrict the change of control or ownership of the Borrower or the creation of a security interest in the ownership of the Borrower.

2.3.4 Jurisdiction of Organization. The Borrower shall at all times maintain its jurisdiction of organization as set forth in exhibit 7.1 to the Credit Agreement as in effect on the date hereof or, so long as the Borrower shall have taken all steps reasonably necessary to perfect the Lender’s security interest in the Credit Security with respect to such new jurisdiction, in such other jurisdiction as the Borrower may specify by notice actually received by the Lender not less than 10 Banking Days prior to such change of jurisdiction of organization.

2.3.5 Location of Credit Security. The Borrower shall at all times keep its records concerning the Accounts at its chief executive office and principal place of business, which office and place of business shall be as set forth in exhibit 7.1 to the Credit Agreement (as from time to time supplemented in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement) or at such other address as the Borrower may specify by notice actually received by the Lender prior to such change of address. The Borrower shall not at any time keep tangible personal property of the type referred to in Section 2.1.1 in any jurisdiction other than the jurisdictions specified in such exhibit 7.1 (as so supplemented) or other jurisdictions as the Borrower may specify by notice actually received by the Lender prior to moving such tangible personal property into such other jurisdiction.

2.3.6 Trade Names. The Borrower will not adopt or do business under any name other than its name or names designated in exhibit 7.1 to the Credit Agreement (as from time to time supplemented in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement) or any other name specified by notice actually received by the Lender not less than 10 Banking Days prior to the conduct of business under such additional name. Since its inception, the Borrower has not changed its name or adopted or conducted business under any trade name other than a name specified in such exhibit 7.1 (as so supplemented).

2.3.7 Insurance. Each insurance policy included in, or insuring against loss or damage to, the Credit Security, or insuring against liabilities of the Borrower, shall name the Lender as additional insured party or as loss payee, as the case may be. No such insurance policy shall be cancelable or subject to termination or reduction in amount or scope of coverage until after at least 30 days’ prior written notice from the insurer to the Lender. At least 10 days prior to the expiration of any such insurance policy for any reason, the Borrower shall furnish the Lender with reasonably satisfactory evidence of a renewal or replacement policy and payment of the premiums therefor to the extent due. The Borrower grants to the Lender full power and authority as its attorney-in-fact, effective upon notice to the Borrower after the occurrence and during the continuance of an Event of Default, to obtain, cancel, transfer, adjust and settle any such insurance policy and to endorse any drafts thereon. Any amounts that the Lender receives under any such policy (including return of unearned premiums) when no Event of Default has occurred and is continuing shall be delivered to the Borrower for the replacement, restoration and maintenance of the Credit Security in the case of property insurance or for reimbursing insured liabilities in the case of liability insurance. Any such amounts that the Lender receives after the occurrence and during the continuance of an Event of Default shall, at the Lender’s option, be applied to payment of the Credit Obligations or to the replacement, restoration and maintenance of the Credit Security in the case of property insurance or to the reimbursement of insured liabilities in the case of liability insurance. If the Borrower fails to provide insurance as required by this Agreement, the Lender may, at its option, purchase such insurance, and the Borrower will on demand pay to the Lender the amount of any payments made by the Lender for such purpose, together with interest at the Applicable Rate on the amounts so disbursed from five Banking Days after the date demanded until payment in full thereof.

2.3.8 Intellectual Property. Exhibit 7.3 to the Credit Agreement (as supplemented from time to time in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement) shall set forth the following items (collectively, the “Intellectual Property”):

(a) all copyrights owned by the Borrower that are registered with the United States Copyright Office (or any office maintaining registration of copyrights in any foreign jurisdiction) and all applications for such registration;

(b) all trademarks, trade names, service marks and service names owned by the Borrower that are registered with the United States Patent and Trademark Office (or any office maintaining registration of such items in any state of the United States of America or any foreign jurisdiction) and all applications for such registration,

(c) all United States and foreign patents and patent applications owned by the Borrower; and

(d) all internet domain names owned by the Borrower and the registry with which each such domain name is registered.

The Borrower shall duly authorize, execute and deliver to the Lender separate memoranda of security interests provided by the Lender with respect to the foregoing Intellectual Property for filing in the United States Copyright Office (or any office maintaining registration of copyrights in any foreign jurisdiction), the United States Patent and Trademark Office (or any office maintaining registration of trademarks and service marks in any state of the United States of America or any foreign jurisdiction) or any other applicable office. Upon (i) the registration of any additional Intellectual Property (or the filing of applications therefor) in such offices, (ii) the filing by the Borrower of any additional patent application or (iii) the issuance of any additional patent to the Borrower, the Borrower shall (at least quarterly, as contemplated by sections 6.4.1 and 6.4.2 of the Credit Agreement) notify the Lender and duly authorize, execute and deliver to the Lender separate memoranda of security interests provided by the Lender and covering such additional Intellectual Property for filing in such offices. The Borrower hereby appoints and constitutes the Lender as its attorney with full power and authority, in its place and stead, after the occurrence and during the continuance of an Event of Default, to register with the United States Copyright Office, the United State Patent and Trademark Office or any other applicable governmental authority the assignment by the Borrower to the Lender of the Intellectual Property.

2.3.9 Deposit Accounts. The Borrower shall keep all its bank and deposit accounts only with the financial institutions listed on exhibit 7.3 to the Credit Agreement (as from time to time supplemented in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement). Upon the request of the Lender, the Borrower shall use reasonable efforts to cause such financial institutions to enter into account control agreements with the Lender in form and substance reasonably satisfactory to the Lender.

2.3.10 Modifications to Credit Security. Except with the prior written consent of the Lender, which consent will not be unreasonably withheld, the Borrower shall not amend or modify, or waive any of its rights under or with respect to, any material Accounts, general intangibles, Pledged Securities or leases if the effect of such amendment, modification or waiver would be to reduce the amount of any such items or to extend the time of payment thereof, to waive any default by any other party thereto, or to waive or impair any remedies of the Borrower or the Lender under or with respect to any such Accounts, general intangibles, Pledged Securities or leases, in each case other than consistent with past practice in the ordinary course of business and on an arm’s-length basis. The Borrower will promptly give the Lender written notice of any request by any Person for any material credit or adjustment with respect to any Account, general intangible, Pledged Securities or leases.

2.3.11 Delivery of Documents. Upon the Lender’s reasonable request, the Borrower shall deliver to the Lender, promptly upon the Borrower’s receipt thereof, copies of any agreements, instruments, documents or invoices comprising or relating to the Credit Security. Pending such request, the Borrower shall keep such items at its chief executive office and principal place of business (as specified pursuant to Section 2.3.5).

2.3.12 Perfection of Credit Security.

(a) This Agreement creates and shall create in favor of the Lender a legal, valid and enforceable first priority security interest in the Credit Security described herein, subject only (in the case of Credit Security other than Pledged Stock) to Liens permitted by section 6.7 of the Credit Agreement.

(b) The Lender may at any time and from time to time execute and file UCC financing statements, continuation statements and amendments thereto that describe the Credit Security and contain any information required by the UCC or the applicable filing office with respect to any such UCC financing statement, continuation statement or amendment thereof, including the execution and filing of a UCC financing statement covering all assets of the Borrower.

(c) Upon the Lender’s reasonable request from time to time, the Borrower will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including UCC financing statements, collateral assignments of copyrights, trademarks and patents, mortgages or deeds of trust, notations on certificates of title and written confirmation of the grant of a security interest in commercial tort claims, and will take all such other action, as the Lender deems reasonably necessary for perfecting or otherwise confirming to it the Credit Security or to carry out any other purpose of this Agreement or any other Credit Document.

(d) In furtherance of the foregoing the Borrower shall use reasonable efforts to obtain (i) a written acknowledgment, in form and substance reasonably satisfactory to the Lender, from any bailee having possession of any Credit Security that such bailee holds such Credit Security for the benefit of the Lender and (ii) control of any investment property, deposit accounts, letter of credit rights or electronic chattel paper, with any agreements establishing such control to be in form and substance reasonably satisfactory to the Lender.

2.4 Administration of Credit Security. The Credit Security shall be administered as follows, and if an Event of Default shall have occurred and be continuing, Section 2.5 shall also apply.

2.4.1 Use of Credit Security. Until the Lender provides written notice to the contrary, the Borrower may use, commingle and dispose of any part of the Credit Security in the ordinary course of its business, all subject to Section 6.10 of the Credit Agreement.

2.4.2 Accounts. To the extent specified by prior written notice from the Lender after the occurrence and during the continuance of an Event of Default, all sums collected or received and all property recovered or possessed by the Borrower in connection with any Credit Security shall be received and held by the Borrower in trust for and on the Lender’s behalf, shall be segregated from the assets and funds of the Borrower, and shall be delivered to the Lender for the benefit of the Lender. Without limiting the foregoing, upon the Lender’s request after the occurrence and during the continuance of an Event of Default, the Borrower shall institute depository collateral accounts, lock-box receipts and similar credit procedures providing for the direct receipt of payment on Accounts at a separate address, the segregation of such proceeds for direct payment to the Lender and appropriate notices to Account debtors. Upon the Lender’s request after the occurrence and during the continuance of an Event of Default, the Borrower will cause its accounting books and records to be marked with such legends and segregated in such manner as the Lender may specify.

2.4.3 Distributions on Pledged Securities.

(a) Until an Event of Default shall occur and be continuing, the Borrower shall be entitled, to the extent permitted by the Credit Documents, to receive all Distributions on or with respect to the Pledged Securities (other than Distributions constituting additional Pledged Securities or liquidating Distributions). All Distributions constituting additional Pledged Securities or liquidating Distributions will be retained by the Lender (or if received by the Borrower shall be held by the Borrower in trust and shall be immediately delivered by the

Borrower to the Lender in the original form received, endorsed in blank) and held by the Lender as part of the Credit Security.

(b) If an Event of Default shall have occurred and be continuing, all Distributions on or with respect to the Pledged Securities shall be retained by the Lender (or if received by the Borrower shall be held by the Borrower in trust and shall be immediately delivered by it to the Lender in the original form received, endorsed in blank) and held by the Lender as part of the Credit Security or applied by the Lender to the payment of the Credit Obligations in accordance with Section 2.5.6.

2.4.4 Voting Pledged Securities.

(a) Until an Event of Default shall occur and be continuing and the Lender shall have delivered a notice contemplated by Section 2.4.4(b), the Borrower shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of any Credit Document, and the Lender will, if so requested, execute appropriate revocable proxies therefor.

(b) If an Event of Default shall have occurred and be continuing, if and to the extent that the Lender shall so notify in writing the Borrower, only the Lender shall be entitled to vote or consent or take any other action with respect to the Pledged Securities (and the Borrower will, if so requested, execute appropriate proxies therefor).

2.5 Right to Realize upon Credit Security. Except to the extent prohibited by applicable law that cannot be waived, this Section 2.5 shall govern the rights of the Lender to realize upon the Credit Security if any Event of Default shall have occurred and be continuing. The provisions of this Section 2.5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this Section 2.5 and any other Credit Document, this Section 2.5 shall govern.

2.5.1 Assembly of Credit Security; Receiver. The Borrower shall, upon the Lender’s request, assemble the Credit Security and otherwise make it available to the Lender. The Lender may have a receiver appointed for all or any portion of the Borrower’s assets or business which constitutes the Credit Security in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Credit Security in accordance with the terms of the Credit Documents, to continue the operations of the Borrower and to collect all revenues and profits therefrom to be applied to the payment of the Credit Obligations, including the compensation and expenses of such receiver.

2.5.2 General Authority. To the extent specified in written notice from the Lender to the Borrower, the Borrower grants the Lender full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of the Lender and the holders from time to time of any Credit Obligations, but at the Borrower’s expense):

(a) to ask for, demand, take, collect, sue for and receive all payments in respect of any Accounts, general intangibles, Pledged Securities or leases which the Borrower could otherwise ask for, demand, take, collect, sue for and receive for its own use;

(b) to extend the time of payment of any Accounts, general intangibles, Pledged Securities or leases and to make any allowance or other adjustment with respect thereto;

(c) to settle, compromise, prosecute or defend any action or proceeding with respect to any Accounts, general intangibles, Pledged Securities or leases and to enforce all rights and remedies thereunder which the Borrower could otherwise enforce;

(d) to enforce the payment of any Accounts, general intangibles, Pledged Securities or leases, either in the name of the Borrower or in its own name, and to endorse the name of the Borrower on all checks, drafts, money orders and other instruments tendered to or received in payment of any Credit Security;

(e) to notify the third party payor with respect to any Accounts, general intangibles, Pledged Securities or leases of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Lender; provided, however, that whether or not the Lender shall have so notified such payor, the Borrower will at its expense render all reasonable assistance to the Lender in collecting such items and in enforcing claims thereon; and

(f) to use, operate, sell, transfer, assign or otherwise deal in or with any Credit Security or the proceeds thereof as fully as the Borrower otherwise could do.

2.5.3 Marshaling, etc. The Lender shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Borrower or any other guarantor, pledgor or any other Person with respect to the payment of the Credit Obligations or to pursue or exhaust any of its rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. The Lender shall not be required to marshal the Credit Security or any guarantee of the Credit Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of its rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, the Borrower absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Credit Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, the Borrower (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Lender in the Credit Security, (b) waives its rights under all such laws and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Lender of any rights and remedies relating to the Credit Security or the Credit Obligations any legal or contractual requirement with which the Lender may have in good faith failed to comply. In addition, the Borrower waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which the Borrower would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

2.5.4 Sales of Credit Security. All or any part of the Credit Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided; however, that unless the Credit Security to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower 10 days’ prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Borrower and the Lender agrees to be reasonable. At any sale or sales of Credit Security, the Lender or any of its officers acting on its behalf; or the Lender’s assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Credit Obligations owed to the Lender as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Borrower, except for the proceeds of such sale or sales pursuant to Section 2.5.6. The Borrower acknowledges that any such sale will be made by the Lender on an “as is” basis with disclaimers of all warranties, whether express or implied (including warranties with respect to title, possession, quiet enjoyment and other similar warranties). The Borrower will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action, as the Lender shall reasonably request in connection with any such sale.

2.5.5 Sale Without Registration. If, at any time when the Lender shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Lender may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Lender may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event the Lender may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. The Borrower agrees that such manner of disposition is commercially reasonable, that it will upon the Lender’s request give any such purchaser access to such information regarding the issuer of the securities in question as the Lender may reasonably request and that the Lender shall not incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). The Borrower acknowledges that no adequate remedy at law exists for breach by it of this Section 2.5.5 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 2.5.5 may be specifically enforced.

2.5.6 Application of Proceeds. The proceeds of all sales and collections in respect of any Credit Security or other assets of the Borrower, all funds collected from the Borrower and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

(a) first, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Lender and the reasonable fees and expenses of its special counsel;

(b) second, any surplus then remaining to the payment of the Credit Obligations in such order and manner as the Lender may in its reasonable discretion determine; and

(c) third, any surplus then remaining shall be paid to the Borrower, subject, however, to any rights of the holder of any then existing Lien who has duly presented to the Lender an authenticated demand for proceeds before the Lender’s distribution of the proceeds is completed.

2.6 Custody of Credit Security. Except as provided by applicable law that cannot be waived, the Lender will have no duty as to the custody and protection of the Credit Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Credit Security in its possession. The Lender will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Lender acting in good faith.

2.7 Further Assurances. The Borrower will, promptly upon the request of the Lender from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Lender deems reasonably necessary or advisable to carry out the intent and purpose of this Agreement.

3. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of the Lender and its successors and assigns and shall be binding upon the Borrower and its successors and assigns. The Borrower may not assign its rights or obligations under this Agreement without the written consent of the Lender.

4. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, unless actual receipt of the notice is required by this Agreement, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

If to the Borrower, to it at:

FCStone Merchant Services, LLC

One North End Avenue, Suite 1129

New York, New York 10282

Attention: President

with a copy to:

FCStone Group, Inc.

2829 Westown Parkway, Suite 200

West Des Moines, Iowa 50266

Attention: Chief Financial Officer

If to the Lender, to it at:

Harvard Private Capital Properties III, Inc.

c/o Harvard Management Company, Inc.

600 Atlantic Avenue

Boston, Massachusetts 02210

Attention: Megan Kelleher

5. COURSE OF DEALING; NO IMPLIED WAIVERS; WAIVERS AND AMENDMENTS. No course of dealing between the Borrower or any other Obligor, on one hand, and the Lender, on the other hand, shall operate as a waiver of any of the rights of the Lender under this Agreement or any other Credit Document or with respect to the Credit Obligations. In particular, no delay or omission on the part of the Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by the Lender.

6. GENERAL PROVISIONS.

6.1 Defeasance. On the Termination Date, this Agreement shall terminate and, at the Borrower’s written request, accompanied by such certificates and other items as the Lender shall reasonably deem necessary, the Credit Security shall revert to the Borrower and the right, title and interest of the Lender therein shall terminate. Thereupon, on the Borrower’s demand and at its cost and expense, the Lender shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Borrower any Credit Security then in its possession; provided, however, that Section 6 shall survive the termination of this Agreement.

6.2 No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

6.3 Certain Acknowledgments. The Borrower acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any other Credit Document, and the relationship between the Borrower, on one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture between the Borrower and the Lender is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby.

6.4 Venue; Service of Process. Each of the Borrower and the Lender:

(a) irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

(b) waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof; may not be enforced in or by such court;

(c) consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 4 is reasonably calculated to give actual notice; and

(d) waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

6.5 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE BORROWER AND THE LENDER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE

CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. The Borrower acknowledges that it has been informed by the Lender that the foregoing sentence constitutes a material inducement upon which the Lender has relied and will rely in entering into this Agreement and any other Credit Document. The Borrower or the Lender may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Borrower and the Lender to the waiver of their rights to trial by jury.

6.6 Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by the Lender, notwithstanding any investigation made by the Lender on its behalf; and shall survive the execution and delivery to the Lender hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or any other Credit Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

FCSTONE MERCHANT SERVICES, LLC

By:	/s/ Allan J. Lee
Name: Allan Lee
Title: President

HARVARD PRIVATE CAPITAL PROPERTIES III, INC.

By:	/s/ Michael S. Pradko
Name: Michael S. Pradko
Title: Authorized Signatory

By:	/s/ Stu Porter
Name: Stu Porter
Title: VP